                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. 1)



Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement           [ ] Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                 WISCONSIN CENTRAL TRANSPORTATION CORPORATION
               (Name of Registrant as Specified in its Charter)

          WISCONSIN CENTRAL SHAREHOLDERS COMMITTEE TO MAXIMIZE VALUE
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)1 and 0-11.

 (1) Title of each class of securities to which transaction applies:

_________________________________________________________________
 (2) Aggregate number of securities to which transaction applies:

_________________________________________________________________
 (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

_________________________________________________________________
 (4) Proposed maximum aggregate value of transaction:

______________________________________________________________________
 (5) Total fee paid:

_________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1) Amount Previously Paid:

_________________________________________________________________
 (2) Form, Schedule or Registration Statement No.:

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 (3) Filing Party:

_________________________________________________________________
 (4) Date Filed:

_________________________________________________________________

The following information is being utilized by The Wisconsin Central Shareholders Committee to Maximize Value during presentations to certain shareholders of Wisconsin Central Transportation Corporation.

                 Wisconsin Central Transportation Corporation
                    Percentage Increase From Previous Year


Year ended      Operating Revenue      Income from Operations     Overseas Investments      Net Income
------------------------------------------------------------------------------------------------------
  6/30/93                     14%                         19%                       0%             -4%
  6/30/94                     40%                         66%                       0%            216%
  6/30/95                     28%                         29%                     319%             42%
  6/30/96                      9%                        -35%                     207%            -14%
  6/30/97                     19%                         68%                      96%             97%
  6/30/98                     10%                         23%                      -7%             10%
  6/30/99                      5%                         17%                     -39%            -12%
------------------------------------------------------------------------------------------------------
  6/30/00                      4%                         -6%                     -42%            -21%


WCTC   % Increase From Previous Year:
   Operating Revenue

[bar graph appears here showing the same information with respect to the company's operating revenue as the table above]


WCTC   % Increase From Previous Year:
   Income from Operations

[bar graph appears here showing the same information with respect to the company's income from operations as the table above]

WCTC   % Increase From Previous Year:
   Overseas Investments

[bar graph appears here showing the same information with respect to the company's overseas investments as the table above]

WCTC   % Increase From Previous Year:
   Net Income

[bar graph appears here showing the same information with respect to the company's net income as the table above]

              WCLX Performance - Years Ended June 30 (thousands)


   Year          Operating Revenue     Income from Operations     Equity Earnings     Net Income
 6/30/92                  115,804                      23,544                   0          9,716
 6/30/93                  132,000                      28,043                   0          9,327
 6/30/94                  185,452                      46,435               1,500         29,521
 6/30/95                  236,943                      60,008               6,291         41,805
 6/30/96                  257,508                      39,302              19,336         36,073
 6/30/97                  306,182                      66,019              37,915         71,153
 6/30/98                  337,172                      81,374              35,356         78,567
 6/30/99                  354,438                      94,920              21,392         69,365
 6/30/00                  368,370                      89,292              12,426         54,709

WCLX Performance-Years Ended June 30:
   Operating Revenues (thousands)

[bar graph appears here showing the same information with respect to the company's operating revenues as the table above]


WCLX Performance-Years Ended June 30:
   Income From Operations (thousands)

[bar graph appears here showing the same information with respect to the company's income from operations as the table above]

WCLX Performance-Years Ended June 30:
   Equity Earnings (thousands)

[bar graph appears here showing the same information with respect to the company's equity earnings as the table above]

WCLX Performance-Years Ended June 30:
   Net Income (thousands)

[bar graph appears here showing the same information with respect to the company's net income as the table above]